ePlus Reports September 30, 2007 Quarter Results:
Revenues Increased 13.2% to $225.0 Million;
Net Earnings Increased 396.3% to $4.9 Million

HERNDON, VA – April 16, 2008– ePlus inc. (OTC: PLUS - news), today announced financial results for its second quarter of fiscal year 2008, which ended September 30, 2007 (“the Quarter”).  Revenues for the Quarter increased 13.2% to $225.0 million as compared to revenues of $198.7 million during the three months ended September 30, 2006 (“the Prior Year’s Quarter”).  Net earnings for the Quarter increased 396.3% to $4.9 million from $978 thousand the Prior Year’s Quarter.

Basic and fully diluted earnings per common share for the Quarter increased 391.7% to $0.59, as compared to $0.12 for both basic and fully diluted earnings per share the Prior Year’s Quarter.  Basic and diluted weighted average common shares outstanding for the Quarter are 8,231,741 and 8,331,044, respectively, as compared to 8,228,823 and 8,424,903, respectively, for the Prior Year’s Quarter.

For the six months ended September 30, 2007 as compared to the six months ended September, 2006, total revenues increased 19.4% to $463.7 million from $388.3 million; net earnings increased 224.3% to $9.9 million from $3.0 million; and fully diluted earnings per share increased 247.1% to $1.18 from $0.34.

For the Quarter, sales of product and services increased 5.2% to $189.7 million as compared to $180.3 million generated the Prior Year’s Quarter, and represented 84.3% and 90.7% of total revenue, respectively.  The cost of sales, product and services increased 3.5% to $166.2 million as compared to $160.6 million the Prior Year’s Quarter.  The gross margin on sales of product and services was 12.4% in the Quarter as compared to 10.9% the Prior Year’s Quarter.

Lease revenues decreased 7.8% to $12.5 million in the Quarter, and sale of leased equipment totaled approximately $18.2 million as compared to $1.8 million the Prior Year’s Quarter.  The net investment in leased assets was $179.2 million as of September 30, 2007, a 19.7% decrease from $223.2 million as of September 30, 2006.  This decrease was due to a reduction in our direct financing lease portfolio resulting from a sale of 134 lease schedules.  Direct lease costs increased 5.3% to $5.9 million in the Quarter.

For the Quarter, fee and other income was $4.6 million, an increase of 49.7% over the $3.1 million the Prior Year’s Quarter, due to an increase in agent fees from manufacturers and an increase in revenue from sales of ePlus software in the technology sales business unit.

Professional and other fees decreased 26.5%, to $3.5 million for the Quarter, due to higher expenses incurred in the Prior Year’s Quarter related to a lawsuit against SAP and expenses related to the Audit Committee’s review of the Company’s historical stock option grants, as previously disclosed in the Company’s Form 10-K for the fiscal year ended March 31, 2007.

Salaries and benefits expenses decreased slightly by 2.9% to $17.2 million during the Quarter, due to a reduction in the number of employees.  The Company employed 635 people at September 30, 2007, as compared to 671 people at September 30, 2006.   General and administrative expenses decreased 11.2% to $3.9 million during Quarter, due to increased efficiency in spending controls and efforts to enhance productivity.

Interest and financing costs decreased 14.6% to $2.3 million during the Quarter, due to a decrease in non-recourse notes payable, which decreased 21.0% to $117.0 million as of September 30, 2007 as compared to March 31, 2007.

The Company’s cash and cash equivalents balance as of September 30, 2007 was $52.4 million, as compared to $39.7 million as of March 31, 2007.

The financial results presented herein are unaudited.  Investors are encouraged to review the Company’s Form 10-Q and to review other SEC filings including the Company’s audited financial statements contained in the fiscal year 2007 Form 10-K.

About ePlus inc.

ePlus is a leading provider of technology solutions.  ePlus enables organizations to optimize their IT infrastructure and supply chain processes by delivering world-class IT products from top manufacturers, professional services, flexible lease financing, proprietary software, and patented business methods.  Founded in 1990, ePlus has approximately 650 associates in 30+ offices serving more than 2,500 customers.  The Company is headquartered in Herndon, VA.   For more information, visit http://www.eplus.com/, call 888-482-1122, or email info@eplus.com.

ePlus® and/or other ePlus products referenced herein are either registered trademarks or trademarks of ePlus inc.

Note:  Statements in this press release, which are not historical facts, may be deemed to be "forward-looking statements.”  Actual and anticipated future results may vary due to certain risks and uncertainties, including, without limitation, the effects of the delisting of the Company’s common stock from The Nasdaq Global Market and the quotation of the Company’s common stock in the “Pink Sheets,” including any adverse effects relating to the trading of the stock due to, among other things, the absence of market makers; the timing of our ability to re-apply to list our shares of common stock on The Nasdaq Global Market; the effects of any lawsuits or governmental investigations alleging, among other things, violations of federal securities laws, by the Company or any of its directors or executive officers; the existence of demand for, and acceptance of, our services; our ability to hire and retain sufficient personnel; our ability to protect our intellectual property; the creditworthiness of our customers; a decrease in the capital spending budgets of our customers; our ability to raise capital and obtain non-recourse financing for our transactions; our ability to realize our investment in leased equipment; our ability to reserve adequately for credit losses; fluctuations in our operating results; and other risks or uncertainties detailed in our SEC filings.

All information set forth in this release and its attachments is as of April 16, 2008.  ePlus inc. undertakes no duty to update this information.  More information about potential factors that could affect ePlus inc.’s business and financial results is included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007 under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which is on file with the SEC and available at the SEC’s website at http://www.sec.gov/.

ePlus inc. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)	As of	As of
	September 30, 2007	March 31, 2007
ASSETS	(in thousands)

Cash and cash equivalents	$52,396	$39,680
Accounts receivable—net	126,665	110,662
Notes receivable	1,563	237
Inventories	9,048	6,851
Investment in leases and leased equipment—net	179,225	217,170
Property and equipment—net	5,110	5,529
Other assets	14,103	11,876
Goodwill	26,125	26,125
TOTAL ASSETS	$414,235	$418,130

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

Accounts payable—equipment	$7,286	$6,547
Accounts payable—trade	29,069	21,779
Accounts payable—floor plan	58,533	55,470
Salaries and commissions payable	4,496	4,331
Accrued expenses and other liabilities	28,655	25,960
Income taxes payable	2,361	-
Recourse notes payable	5,000	5,000
Non-recourse notes payable	117,007	148,136
Deferred tax liability	4,457	4,708
Total Liabilities	256,864	271,931

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY

Preferred stock, $.01 par value; 2,000,000 shares authorized; none issued or outstanding	-	-
Common stock, $.01 par value; 25,000,000 shares authorized; 11,210,731 issued and 8,231,741 outstanding at September 30, 2007 and 11,210,731 issued and 8,231,741 outstanding at March 31, 2007	112	112
Additional paid-in capital	77,440	75,909
Treasury stock, at cost, 2,978,990 and 2,978,990 shares, respectively	(32,884)	(32,884)
Retained earnings	112,127	102,754
Accumulated other comprehensive income—foreign currency translation adjustment	576	308
Total Stockholders' Equity	157,371	146,199
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$414,235	$418,130

ePlus inc. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	Three Months Ended September 30,		Six Months Ended September 30,
	2007	2006	2007	2006

	(amounts in thousands, except per share data)

Sales of product and services	$189,680	$180,313	$396,234	$355,646
Sales of leased equipment	18,218	1,819	26,804	1,819
	207,898	182,132	423,038	357,465

Lease revenues	12,470	13,522	31,616	24,853
Fee and other income	4,633	3,094	9,013	5,940
	17,103	16,616	40,629	30,793

TOTAL REVENUES	225,001	198,748	463,667	388,258

COSTS AND EXPENSES

Cost of sales, product and services	166,193	160,596	351,400	316,625
Cost of leased equipment	17,429	1,775	25,611	1,775
	183,622	162,371	377,011	318,400

Direct lease costs	5,870	5,572	11,893	10,596
Professional and other fees	3,504	4,764	7,171	6,050
Salaries and benefits	17,208	17,723	36,902	34,965
General and administrative expenses	3,892	4,385	8,375	8,871
Interest and financing costs	2,276	2,665	4,772	4,653
	32,750	35,109	69,113	65,135

TOTAL COSTS AND EXPENSES	216,372	197,480	446,124	383,535

EARNINGS BEFORE PROVISION FOR INCOME TAXES	8,629	1,268	17,543	4,723

PROVISION FOR INCOME TAXES	3,775	290	7,679	1,681

NET EARNINGS	$4,854	$978	$9,864	$3,042

NET EARNINGS PER COMMON SHARE—BASIC	$0.59	$0.12	$1.20	$0.36
NET EARNINGS PER COMMON SHARE—DILUTED	$0.59	$0.12	$1.18	$0.34

WEIGHTED AVERAGE SHARES OUTSTANDING—BASIC	8,231,741	8,228,823	8,231,741	8,218,154
WEIGHTED AVERAGE SHARES OUTSTANDING—DILUTED	8,331,044	8,424,903	8,363,348	8,586,866

Contact:	Kley Parkhurst, SVP
ePlus inc.
kparkhurst@eplus.com
703-984-8150